Exhibit 99.1

Supplemental Package
For the Quarter Ended June 30, 2015

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Package
Second Quarter 2015
NYSE: FCEA, FCEB
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-Q for the quarter ended June 30, 2015 and Item 1A of our Form 10-K for the year ended December 31, 2014 and other factors that might cause differences, some of which could be material, include, but are not limited to, the company's conversion to REIT status, its ability to qualify or to remain qualified as a REIT, realizing the anticipated benefits to shareholders if it successfully elects REIT status, the impact of complying with REIT qualification requirements, the amount and timing of any future distributions including those that it would be required to make as a REIT, the impact of issuing equity, debt or both to satisfy its E&P Distribution and other REIT conversion costs, the impact of covenants that could prevent it from satisfying REIT distribution requirements, its lack of experience operating as a REIT if it successfully converts, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on its ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, vacancies in its properties, risks associated with developing and managing properties in partnership with others, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts and other armed conflicts, risks of owning and operating an arena, risks associated with an investment in a professional sports team, the ability to sell all or a portion of its ownership interests in a professional sports team and arena, its substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of its publicly traded securities, inflation risks, litigation risks, cybersecurity risks, cyber incidents, its ability to achieve its strategic goals are based on significant assumptions, the effect on the market price of its common stock following its E&P Distribution and its conversion to REIT status, its ability to obtain the shareholder approval necessary for it to convert to REIT status, its ability to complete non-core asset sales, the impact to its deferred tax liability balance upon conversion to REIT status, and its ability to obtain requisite consents needed to complete the conversion to REIT status as well as other risks listed from time to time in the company's SEC filings, including but not limited to, the company's annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We have $10.3 billion of consolidated assets in 24 states and the District of Columbia at June 30, 2015. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
We operate through three strategic business units, which represent four reportable operating segments (collectively, the "Real Estate Groups"):

•
Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings and mixed-use projects. Additionally, it operates Barclays Center, a sports and entertainment arena located in Brooklyn, New York, which is reported as a separate operating segment ("Arena").

•
Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments, adaptive re-use developments and subsidized senior housing. Additionally, it owns interests in entities that develop and manage military family housing.

•	Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers at its Stapleton project in Denver, Colorado.
Corporate Activities is the other reportable operating segment, which includes our equity method investment in the Brooklyn Nets (the "Nets"), a member of the National Basketball Association ("NBA").
REIT Conversion
On January 13, 2015, we announced our Board of Directors approved a plan to pursue conversion to Real Estate Investment Trust ("REIT") status. On July 10, 2015, Forest City Realty Trust, Inc., our newly formed wholly owned subsidiary, filed a registration statement on Form S-4 containing a preliminary proxy statement of the Company and a preliminary prospectus of Forest City Realty Trust, Inc. with the Securities and Exchange Commission in connection with our plan to convert to REIT status. We expect to elect REIT status for our taxable year ended December 31, 2016, subject to business conditions, the completion of related preparatory work, obtaining necessary regulatory approvals and third-party consents.

Supplemental Financial and Operating Information
We recommend this supplemental package be read in conjunction with our Form 10-Q for the three and six months ended June 30, 2015. This supplemental package contains information prepared in accordance with generally accepted accounting principles ("GAAP") under the full consolidation accounting method and information prepared under the pro-rata consolidation method, a non-GAAP measure. We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe the non-GAAP financial and operating information presented under the pro-rata consolidation method, net operating income ("NOI"), comparable NOI, Funds From Operations ("FFO"), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods
In line with industry practice, we have a number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under GAAP, the full consolidation method is used to report assets and liabilities at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity ("VIE"), even if our ownership is not 100%. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout this supplemental package.

FFO
The majority of our peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). Although we are not a REIT, we believe it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large non-cash expenses for deferred taxes as required by GAAP.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

FFO is defined by NAREIT as net earnings excluding the following items at our proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
In addition to reporting FFO, we report Operating FFO as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO.

EBITDA
EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our proportionate share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

Adjusted EBITDA
We define Adjusted EBITDA as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; and v) other transactional items. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA may not be directly comparable to similarly-titled measures reported by other companies.

NOI
NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization for non-real estate groups) plus interest income, equity in earnings (loss) of unconsolidated entities (excluding gain (loss) on disposition, impairment, interest expense, gain (loss) on extinguishment of debt and depreciation and amortization of unconsolidated entities). We believe NOI provides additional information about our core operations and, along with earnings, is necessary to understand our business and operating results. NOI may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
In addition to NOI, we use comparable NOI as a metric to evaluate the performance of our multi-family, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income, are not directly attributable to an operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates and participation payments as a result of refinancing transactions and NOI impacts of changes in ownership percentages, are excluded from comparable NOI and are included in non-comparable NOI. Retained properties that are considered non-comparable are disclosed in the Segment Operating Results of this supplemental package. Other properties and activities such as Arena, subsidized senior housing, military housing, corporate activities and land sales are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented, net of noncontrolling interests. Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a more consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of NOI to earnings (loss) before income taxes, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to earnings (loss) before income taxes for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Supplemental Operating Information
The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to earnings (loss) before income taxes, segment operating results discussion, reconciliation of net earnings (loss) to FFO, reconciliation of FFO to Operating FFO, reconciliation of net earnings (loss) to EBITDA, Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in both the three and six months ended June 30, 2015 and 2014. We believe occupancy data, retail sales data, leasing spreads on retail and office properties, and other rental rate information on multi-family properties represent meaningful operating statistics about us.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2014, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Jeffrey M. Frericks
Vice President - Capital Markets
JeffreyFrericks@forestcity.net
Investor Presentations
Please note we periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
Wells Fargo
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listings
FCEA - Class A Common Stock ($.33 1/3 par value)
FCEB - Class B Common Stock ($.33 1/3 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,596,651	$369,493	$993,490	$3,220,648
Commercial
Retail centers	1,755,718	—	1,664,284	3,420,002
Office buildings	3,732,452	110,169	92,544	3,714,827
Arena	942,259	580,746	—	361,513
Corporate and other equipment	10,364	—	—	10,364
Total completed rental properties	9,037,444	1,060,408	2,750,318	10,727,354
Projects under construction
Residential	320,922	178,353	74,881	217,450
Commercial
Retail centers	—	—	—	—
Office buildings	34,994	—	55,801	90,795
Total projects under construction	355,916	178,353	130,682	308,245
Projects under development
Operating properties	35,004	—	11,444	46,448
Residential	140,173	25,506	226,612	341,279
Commercial
Retail centers	39,104	—	3,941	43,045
Office buildings	88,930	8,834	3,470	83,566
Total projects under development	303,211	34,340	245,467	514,338
Total projects under construction and development	659,127	212,693	376,149	822,583
Land inventory	93,918	5,044	10,217	99,091
Total Real Estate	9,790,489	1,278,145	3,136,684	11,649,028
Less accumulated depreciation	(1,658,183)	(122,613)	(623,296)	(2,158,866)
Real Estate, net	8,132,306	1,155,532	2,513,388	9,490,162
Cash and equivalents	334,850	58,832	54,558	330,576
Restricted cash	244,890	27,190	118,450	336,150
Notes and accounts receivable, net	446,160	31,559	56,762	471,363
Investments in and advances to unconsolidated entities	667,485	(125,862)	(652,424)	140,923
Lease and mortgage procurement costs, net	174,058	24,352	82,232	231,938
Prepaid expenses and other deferred costs, net	114,762	14,186	15,727	116,303
Intangible assets, net	213,792	16,007	15,853	213,638
Total Assets	$10,328,303	$1,201,796	$2,204,546	$11,331,053

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,424,181	$206,252	$684,948	$1,902,877
Commercial
Retail centers	635,892	—	1,246,154	1,882,046
Office buildings	1,771,073	43,884	64,784	1,791,973
Arena	459,274	312,794	—	146,480
Total completed rental properties	4,290,420	562,930	1,995,886	5,723,376
Projects under construction
Residential	85,382	20,376	2,241	67,247
Commercial
Retail centers	—	—	—	—
Office buildings	28,796	—	35,214	64,010
Total projects under construction	114,178	20,376	37,455	131,257
Projects under development
Operating properties	—	—	—	—
Residential	31,742	—	125,965	157,707
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	31,742	—	125,965	157,707
Total projects under construction and development	145,920	20,376	163,420	288,964
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,436,340	583,306	2,167,886	6,020,920
Revolving credit facility	—	—	—	—
Convertible senior debt	411,194	—	—	411,194
Construction payables	141,716	54,206	22,827	110,337
Operating accounts payable and accrued expenses	717,475	93,106	149,376	773,745
Accrued derivative liability	87,050	—	7,857	94,907
Total Accounts payable, accrued expenses and other liabilities	946,241	147,312	180,060	978,989
Cash distributions and losses in excess of investments in unconsolidated entities	138,697	(21,361)	(143,400)	16,658
Deferred income taxes	668,172	—	—	668,172
Total Liabilities	6,600,644	709,257	2,204,546	8,095,933
Redeemable Noncontrolling Interest	173,281	173,281	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	3,135,591	—	—	3,135,591
Accumulated other comprehensive loss	(52,133)	—	—	(52,133)
Total Shareholders’ Equity	3,083,458	—	—	3,083,458
Noncontrolling interest	470,920	319,258	—	151,662
Total Equity	3,554,378	319,258	—	3,235,120
Total Liabilities and Equity	$10,328,303	$1,201,796	$2,204,546	$11,331,053

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$2,470,813	$370,855	$1,060,830	$3,160,788
Commercial
Retail centers	1,747,127	—	1,654,140	3,401,267
Office buildings	2,584,854	107,656	262,524	2,739,722
Arena	940,029	579,518	—	360,511
Corporate and other equipment	10,738	—	—	10,738
Total completed rental properties	7,753,561	1,058,029	2,977,494	9,673,026
Projects under construction
Residential	176,148	96,567	9,262	88,843
Commercial
Retail centers	—	—	—	—
Office buildings	8,940	—	42,923	51,863
Total projects under construction	185,088	96,567	52,185	140,706
Projects under development
Operating properties	29,187	—	12,589	41,776
Residential	139,923	22,769	214,084	331,238
Commercial
Retail centers	33,807	—	4,014	37,821
Office buildings	89,952	8,791	3,180	84,341
Total projects under development	292,869	31,560	233,867	495,176
Total projects under construction and development	477,957	128,127	286,052	635,882
Land inventory	97,469	5,351	8,537	100,655
Total Real Estate	8,328,987	1,191,507	3,272,083	10,409,563
Less accumulated depreciation	(1,555,965)	(106,096)	(680,584)	(2,130,453)
Real Estate, net	6,773,022	1,085,411	2,591,499	8,279,110
Cash and equivalents	326,518	41,062	79,716	365,172
Restricted cash	266,530	30,484	125,680	361,726
Notes and accounts receivable, net	419,038	26,052	59,786	452,772
Investments in and advances to unconsolidated entities	620,466	(105,718)	(605,009)	121,175
Lease and mortgage procurement costs, net	173,104	24,061	81,617	230,660
Prepaid expenses and other deferred costs, net	112,484	12,635	14,702	114,551
Intangible assets, net	123,778	17,554	16,436	122,660
Total Assets	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheet – December 31, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,376,329	$202,112	$740,668	$1,914,885
Commercial
Retail centers	638,310	—	1,252,645	1,890,955
Office buildings	1,642,913	72,277	247,424	1,818,060
Arena	457,055	310,381	—	146,674
Total completed rental properties	4,114,607	584,770	2,240,737	5,770,574
Projects under construction
Residential	61,905	4,266	1,293	58,932
Commercial
Retail centers	—	—	—	—
Office buildings	29,422	—	23,370	52,792
Total projects under construction	91,327	4,266	24,663	111,724
Projects under development
Operating properties	—	—	—	—
Residential	32,267	—	97,467	129,734
Commercial
Retail centers	—	—	—	—
Office buildings	—	—	—	—
Total projects under development	32,267	—	97,467	129,734
Total projects under construction and development	123,594	4,266	122,130	241,458
Land inventory	—	—	8,580	8,580
Total mortgage debt and notes payable, nonrecourse	4,238,201	589,036	2,371,447	6,020,612
Revolving credit facility	—	—	—	—
Convertible senior debt	700,000	—	—	700,000
Construction payables	110,108	26,866	34,557	117,799
Operating accounts payable and accrued expenses	634,541	71,262	162,154	725,433
Accrued derivative liability	102,362	—	7,755	110,117
Total Accounts payable, accrued expenses and other liabilities	847,011	98,128	204,466	953,349
Cash distributions and losses in excess of investments in unconsolidated entities	211,493	(21,775)	(211,486)	21,782
Deferred income taxes	482,474	—	—	482,474
Total Liabilities	6,479,179	665,389	2,364,427	8,178,217
Redeemable Noncontrolling Interest	183,038	183,038	—	—
Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,776,793	—	—	1,776,793
Accumulated other comprehensive loss	(58,846)	—	—	(58,846)
Total Shareholders’ Equity	1,717,947	—	—	1,717,947
Noncontrolling interest	434,776	283,114	—	151,662
Total Equity	2,152,723	283,114	—	1,869,609
Total Liabilities and Equity	$8,814,940	$1,131,541	$2,364,427	$10,047,826

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$147,980	$11,410	$62,880	$199,450
Tenant recoveries	32,355	2,117	17,184	47,422
Service and management fees	11,863	37	1,637	13,463
Parking and other	14,623	647	4,954	18,930
Arena	27,040	12,201	—	14,839
Land sales	15,391	1,539	139	13,991
Subsidized Senior Housing	—	—	12,223	12,223
Military Housing	10,507	1,655	1,412	10,264
Total revenues	259,759	29,606	100,429	330,582
Expenses
Property operating and management	95,707	4,883	24,374	115,198
Real estate taxes	21,910	1,823	8,129	28,216
Ground rent	3,047	79	3,083	6,051
Arena operating	17,862	7,901	—	9,961
Cost of land sales	4,216	394	—	3,822
Subsidized Senior Housing operating	—	—	7,362	7,362
Military Housing operating	2,126	918	633	1,841
Corporate general and administrative	12,201	—	—	12,201
REIT conversion and reorganization costs	9,771	—	—	9,771
	166,840	15,998	43,581	194,423
Depreciation and amortization	65,002	7,585	20,527	77,944
Write-offs of abandoned development projects	5,778	—	10,191	15,969
Total expenses	237,620	23,583	74,299	288,336
Operating income	22,139	6,023	26,130	42,246
Interest and other income	9,278	506	363	9,135
Net gain on disposition of full or partial interests in rental properties	—	—	19,284	19,284
Net gain on change in control of interests	487,684	—	—	487,684
Interest expense	(47,752)	(7,263)	(25,182)	(65,671)
Amortization of mortgage procurement costs	(1,862)	(45)	(791)	(2,608)
Loss on extinguishment of debt	(3,190)	—	(383)	(3,573)
Earnings (loss) before income taxes	466,297	(779)	19,421	486,497
Income tax expense
Current	5,268	—	—	5,268
Deferred	176,962	—	—	176,962
	182,230	—	—	182,230
Earnings (loss) from unconsolidated entities, gross of tax	19,009	99	(19,421)	(511)
Net earnings (loss)	303,076	(680)	—	303,756
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	680	680	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$303,756	$—	$—	$303,756

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2015 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$289,086	$22,423	$127,481	$394,144
Tenant recoveries	63,080	3,761	35,470	94,789
Service and management fees	21,483	72	3,351	24,762
Parking and other	26,499	1,216	10,301	35,584
Arena	55,860	25,202	—	30,658
Land sales	24,054	2,403	1,099	22,750
Subsidized Senior Housing	—	—	24,102	24,102
Military Housing	16,779	1,655	2,781	17,905
Total revenues	496,841	56,732	204,585	644,694
Expenses
Property operating and management	188,725	8,854	50,831	230,702
Real estate taxes	42,698	3,316	17,047	56,429
Ground rent	5,675	167	6,181	11,689
Arena operating	37,820	16,868	—	20,952
Cost of land sales	6,527	611	—	5,916
Subsidized Senior Housing operating	—	—	15,442	15,442
Military Housing operating	4,351	923	1,347	4,775
Corporate general and administrative	25,704	—	—	25,704
REIT conversion and reorganization costs	15,983	—	—	15,983
	327,483	30,739	90,848	387,592
Depreciation and amortization	126,816	15,146	42,196	153,866
Write-offs of abandoned development projects	5,778	—	10,191	15,969
Total expenses	460,077	45,885	143,235	557,427
Operating income	36,764	10,847	61,350	87,267
Interest and other income	18,982	916	646	18,712
Net gain on disposition of full or partial interests in rental properties	—	—	19,284	19,284
Net gain on change in control of interests	487,684	—	—	487,684
Interest expense	(100,328)	(15,176)	(51,036)	(136,188)
Amortization of mortgage procurement costs	(3,963)	(144)	(1,588)	(5,407)
Loss on extinguishment of debt	(38,344)	—	(608)	(38,952)
Earnings (loss) before income taxes	400,795	(3,557)	28,048	432,400
Income tax expense
Current	3,524	—	—	3,524
Deferred	179,521	—	—	179,521
	183,045	—	—	183,045
Earnings from unconsolidated entities, gross of tax	28,322	82	(28,048)	192
Net earnings (loss)	246,072	(3,475)	—	249,547
Noncontrolling interests
Loss attributable to noncontrolling interests, gross of tax	3,475	3,475	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$249,547	$—	$—	$249,547

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Three Months Ended June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$130,562	$3,671	$69,088	$136	$196,115
Tenant recoveries	25,542	1,391	19,160	(97)	43,214
Service and management fees	10,916	27	2,157	—	13,046
Parking and other	12,520	228	5,440	—	17,732
Arena	24,572	11,090	—	—	13,482
Land sales	18,537	1,791	1,571	—	18,317
Subsidized Senior Housing	—	—	11,635	—	11,635
Military Housing	6,988	(31)	1,433	—	8,452
Total revenues	229,637	18,167	110,484	39	321,993
Expenses
Property operating and management	89,637	1,546	25,833	181	114,105
Real estate taxes	19,548	750	9,739	(1,930)	26,607
Ground rent	2,174	87	2,987	—	5,074
Arena operating	14,818	6,609	—	—	8,209
Cost of land sales	7,837	655	985	—	8,167
Subsidized Senior Housing operating	—	—	7,297	—	7,297
Military Housing operating	1,734	(24)	725	—	2,483
Corporate general and administrative	10,059	—	—	—	10,059
	145,807	9,623	47,566	(1,749)	182,001
Depreciation and amortization	59,318	4,747	22,180	—	76,751
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933
Impairment of real estate	129,829	—	—	—	129,829
Total expenses	335,887	14,370	69,746	(1,749)	389,514
Operating income (loss)	(106,250)	3,797	40,738	1,788	(67,521)
Interest and other income	12,375	566	(372)	—	11,437
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain on disposition of full or partial interests in rental properties	—	—	16,090	1,276	17,366
Interest expense	(57,153)	(5,848)	(27,905)	(55)	(79,265)
Amortization of mortgage procurement costs	(1,768)	(87)	(788)	—	(2,469)
Loss on extinguishment of debt	(714)	—	(44)	(431)	(1,189)
Earnings (loss) before income taxes	(173,100)	(4,951)	27,719	2,578	(137,852)
Income tax expense (benefit)
Current	(30,435)	—	—	1,928	(28,507)
Deferred	(16,512)	—	—	(490)	(17,002)
	(46,947)	—	—	1,438	(45,509)
Earnings (loss) from unconsolidated entities, gross of tax	27,168	98	(27,719)	—	(649)
Earnings (loss) from continuing operations	(98,985)	(4,853)	—	1,140	(92,992)
Discontinued operations, net of tax
Operating earnings from rental properties	797	—	—	(797)	—
Gain on disposition of rental properties	343	—	—	(343)	—
	1,140	—	—	(1,140)	—
Net loss	(97,845)	(4,853)	—	—	(92,992)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	4,853	4,853	—	—	—

Net loss attributable to Forest City Enterprises, Inc.	$(92,992)	$—	$—	$—	$(92,992)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statement of Operations – Six Months Ended June 30, 2014 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Revenues
Rental	$258,483	$7,390	$140,541	$4,015	$395,649
Tenant recoveries	59,064	3,289	37,156	1,377	94,308
Service and management fees	23,903	77	3,605	—	27,431
Parking and other	24,668	491	11,057	36	35,270
Arena	59,929	27,040	—	—	32,889
Land sales	35,244	3,462	2,441	1,601	35,824
Subsidized Senior Housing	—	—	23,296	—	23,296
Military Housing	17,883	1,358	2,846	—	19,371
Total revenues	479,174	43,107	220,942	7,029	664,038
Expenses
Property operating and management	190,728	3,360	54,458	2,539	244,365
Real estate taxes	39,754	1,607	18,550	(667)	56,030
Ground rent	4,054	175	7,134	—	11,013
Arena operating	38,294	17,112	—	—	21,182
Cost of land sales	14,202	1,258	990	1,142	15,076
Subsidized Senior Housing operating	—	—	15,425	—	15,425
Military Housing operating	8,258	1,311	1,523	—	8,470
Corporate general and administrative	21,620	—	—	—	21,620
	316,910	24,823	98,080	3,014	393,181
Depreciation and amortization	114,327	9,362	42,983	986	148,934
Write-offs of abandoned development projects and demolition costs	933	—	—	—	933
Impairment of real estate	129,829	—	—	—	129,829
Total expenses	561,999	34,185	141,063	4,000	672,877
Operating income (loss)	(82,825)	8,922	79,879	3,029	(8,839)
Interest and other income	23,878	1,032	196	—	23,042
Net loss on disposition of partial interest in development project	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	(467)	—	40,886	28,042	68,461
Net gain on change in control of interests	2,759	—	—	—	2,759
Interest expense	(119,605)	(12,376)	(55,905)	(5,538)	(168,672)
Amortization of mortgage procurement costs	(3,893)	(250)	(1,589)	(41)	(5,273)
Loss on extinguishment of debt	(878)	—	(296)	(448)	(1,622)
Earnings (loss) before income taxes	(200,621)	(6,051)	63,171	25,044	(106,355)
Income tax expense (benefit)
Current	5,499	—	—	3,675	9,174
Deferred	(48,515)	—	—	8,407	(40,108)
	(43,016)	—	—	12,082	(30,934)
Earnings (loss) from unconsolidated entities, gross of tax	61,197	77	(63,171)	—	(2,051)
Earnings (loss) from continuing operations	(96,408)	(5,974)	—	12,962	(77,472)
Discontinued operations, net of tax
Operating loss from rental properties	(1,844)	(8)	—	1,836	—
Gain on disposition of rental properties	14,856	58	—	(14,798)	—
	13,012	50	—	(12,962)	—
Net loss	(83,396)	(5,924)	—	—	(77,472)
Noncontrolling interests
Loss from continuing operations attributable to noncontrolling interests, gross of tax	5,974	5,974	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(50)	(50)	—	—	—
	5,924	5,924	—	—	—
Net loss attributable to Forest City Enterprises, Inc.	$(77,472)	$—	$—	$—	$(77,472)

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2015
The following represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.
The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - June 30, 2015
Completed Rental Properties
	Q2 2015	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions at pro-rata)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI (3)	Debt (4)
Commercial Real Estate	A	B	=A+B
Retail
Regional Malls	$31.6	$4.1	$35.7	$142.8	$(1,361.2)
Specialty Retail Centers	13.3	0.3	13.6	54.4	(520.8)
Subtotal Retail	$44.9	$4.4	$49.3	$197.2	$(1,882.0)
Office
Life Science	$14.1	$8.1	$22.2	$88.8	$(563.5)
New York	36.0	0.3	36.3	145.2	(1,066.1)
Central Business District	5.1	(0.2)	4.9	19.6	(57.6)
Suburban/Other	4.3	(0.3)	4.0	16.0	(104.8)
Subtotal Office	$59.5	$7.9	$67.4	$269.6	$(1,792.0)
Arena	$4.9	$2.7	$7.6	$30.3	$(146.5)
Residential Real Estate
Apartments, Core Markets	$30.7	$3.0	$33.7	$134.8	$(1,362.7)
Apartments, Non-Core Markets	10.7	1.8	12.5	50.0	(380.8)
Subsidized Senior Housing	4.9	(0.8)	4.1	16.4	(130.8)
Military Housing	8.8	(4.5)	4.3	17.0	(28.6)

Subtotal Rental Properties	$164.4	$14.5	$178.9	$715.3	$(5,723.4)
Other	(26.6)	17.8	(8.8)	(35.0)	—
Total Rental Properties	$137.8	$32.3	$170.1	$680.3	$(5,723.4)

Development Pipeline				Book Value (4)
Projects under construction				$308.2	$(131.3)
Projects under development				$514.3	$(157.7)
Land inventory				$99.1	$(8.6)
Other Tangible Assets
Cash and equivalents				$330.6
Restricted cash				$336.2
Notes and accounts receivable, net (5)				$471.4
Net investments and advances to unconsolidated entities				$124.3
Prepaid expenses and other deferred costs, net				$116.3
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Convertible senior debt				$(411.2)
Less: convertible debt				$411.2
Construction payables				$(110.3)
Operating accounts payable and accrued expenses (6)				$(773.7)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended June 30, 2015				257.9
Shares outstanding (including diluted shares) as of June 30, 2015				274.8

Forest City Enterprises, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – June 30, 2015 (continued)

(1)	Q2 2015 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended June 30, 2015 in the Supplemental Operating Information section of this supplemental package.

(2)
The net stabilized adjustments column represents net adjustments assumed to arrive at an estimated annualized stabilized NOI for properties currently in initial lease-up periods, net of the removal of partial period NOI for recently sold properties. The following properties are currently in their initial lease-up periods:

	Cost at Full Consolidation (GAAP)	Cost at FCE Pro-Rata Share (Non-GAAP)	Lease Commitment % as of
Property			July 28, 2015
	(in millions)
Apartments:
Radian	$0.0	$65.0	97%; Retail: 100%
The Yards - Twelve12	$119.5	$119.5	95%; Retail: 96%
3700M	$0.0	$22.7	84%
Winchester Lofts (Non-Core Market)	$62.8	$62.8	72%
Regional Mall:
Westchester's Ridge Hill	$891.1	$891.1	71%/81%

a)
NOI for the apartments in the above table is reflected at 5% of the pro-rata cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties.

b)
NOI for Westchester's Ridge Hill is reflected at 4% of the pro-rata cost disclosed in the above table. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of this leased-up property. The lease commitment percentage above represents 71% of leases that have been signed of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 81%. Parcel L is a self contained pad site at the southern end of the center and has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given its location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

c)
Annual NOI for the Arena is expected to stabilize at approximately $55 million at full consolidation in the 2016 calendar year. Based on the partnership agreement, we expect to receive 55% of the NOI allocation until certain member loans are repaid. Therefore, we have included a stabilization adjustment to the Q2 2015 NOI to arrive at an annual stabilized NOI of $30.3 million.

In addition, we include stabilization adjustments to the Q2 2015 NOI as follows:

d)
Due to the June 2015 acquisition of our former partner's 49% equity interest in seven life science office properties and two parking garages at University Park at MIT ("MIT Assets") (Life Science), we have included stabilization adjustments to the Q2 2015 NOI to reflect NOI at our new 100% ownership percentage. The estimated cash on cost yield of this investment is approximately 5.25%, based on forward 12-month NOI, adjusted for the stabilization of 88 Sidney Street, one of the seven office buildings, which had a temporary decline in occupancy.

e)	Due to planned renovations at Ballston Common (Regional Mall), we have included stabilization adjustments to the Q2 2015 NOI to arrive at our estimate of stabilized NOI.

f)
Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution subsidized senior housing properties, we have included a stabilization adjustment to the Q2 2015 NOI to arrive at our estimate of stabilized NOI.

g)
At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property and asset management fees, net of operating expenses, to be $17.0 million.

h)	Other excludes write-offs of abandoned development projects of $16.0 million, tax credit income of $4.0 million and certain variable development and operating overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)	Pro-rata annualized stabilized NOI is calculated by taking the Q2 2015 stabilized NOI times a multiple of four.

(4)
Amounts are derived from the respective pro-rata balance sheet line item as of June 30, 2015 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Includes $161.0 million of straight-line rent receivable (net of $8.7 million of allowance for doubtful accounts).

(6)	Includes $61.0 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Retail and office occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under lease by gross leasable area ("GLA"). Occupancy data includes leases with original terms of one year or less.

	Leased Occupancy
	As of June 30,
Retail	2015	2014
Comparable	93.6%	91.9%
Total	93.3%	91.8%
Office
Comparable	95.7%	93.5%
Total	95.1%	91.7%
Residential occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Residential occupancy data excludes military and limited-distribution subsidized senior housing units.

	Economic Occupancy
	Six Months Ended June 30,
Residential	2015	2014
Comparable	95.3%	94.5%
Total	93.3%	92.2%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Retail Sales Data
The following provides retail sales data for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our small shop inline tenants.
The graph below represents regional mall sales for tenants that were open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the rolling 12-month periods shown are not included.

FCE Regional Mall Sales per Square Foot (1) (2)
Rolling 12-month basis for periods presented

(1)
All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures applied to other data supplied in this supplemental package.

(2)
The increase for the rolling 12-months ended September 30, 2014 over the prior period is partially due to the inclusion of sales data at Westchester’s Ridge Hill. With a comparable inclusion of Westchester’s Ridge Hill sales data, sales per square foot for the rolling 12-months ended June 30, 2014 would have been $520.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Retail Centers
The following tables represent those new leases and GLA signed and rent per square foot ("SF") on the same space in which there was a former tenant and existing tenant renewals.
Regional Malls

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2014	45	128,871	$50.33	$41.58	21.0%
Q4 2014	31	115,496	$59.57	$47.42	25.6%
Q1 2015	34	169,951	$46.51	$36.92	26.0%
Q2 2015	21	48,967	$63.79	$49.62	28.6%
Total	131	463,285	$52.89	$42.23	25.2%

Specialty Retail Centers

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent
Q3 2014	4	9,169	$32.40	$30.36	6.7%
Q4 2014	3	23,198	$52.55	$50.48	4.1%
Q1 2015	11	40,421	$34.55	$35.41	(2.4)%
Q2 2015	7	42,562	$31.74	$29.95	6.0%
Total	25	115,350	$36.96	$36.02	2.6%

Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q3 2014	14	136,474	$55.11	$55.63	(0.9)%	3	21,513	$21.18	157,987
Q4 2014	38	450,848	$40.31	$38.36	5.1%	5	44,432	$36.26	495,280
Q1 2015	18	75,460	$22.49	$21.40	5.1%	2	8,196	$21.94	83,656
Q2 2015	24	223,312	$33.34	$31.82	4.8%	4	4,696	$20.89	228,008
Total	94	886,094	$39.51	$37.95	4.1%	14	78,837	$29.74	964,931

(1)
Retail and Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. Retail contractual rent per square foot also includes fixed additional marketing/promotional charges. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Three Months Ended June 30,			Three Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	7,967	$1,894	$1,843	2.8%	95.9%	95.9%	—
Non-Core Markets	7,401	$890	$870	2.3%	94.8%	93.2%	1.6%
Total Comparable Apartments	15,368	$1,411	$1,375	2.6%	95.6%	95.1%	0.5%

Year-to-Date Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
Comparable Apartment	Leasable Units	Six Months Ended June 30,			Six Months Ended June 30,
Communities (1)	at Pro-Rata % (3)	2015	2014	% Change	2015	2014	% Change
Core Markets	7,967	$1,886	$1,836	2.7%	95.7%	95.4%	0.3%
Non-Core Markets	7,401	$886	$867	2.2%	94.3%	92.6%	1.7%
Total Comparable Apartments	15,368	$1,405	$1,369	2.6%	95.3%	94.5%	0.8%

Sequential Comparison

		Monthly Average Residential Rental Rates (2)			Economic Residential Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	June 30,	March 31,		June 30,	March 31,
Communities (1)	at Pro-Rata % (3)	2015	2015	% Change	2015	2015	% Change
Core Markets	8,487	$1,863	$1,847	0.9%	95.9%	95.2%	0.7%
Non-Core Markets	7,759	$936	$925	1.2%	94.8%	93.8%	1.0%
Total Comparable Apartments	16,246	$1,420	$1,407	0.9%	95.6%	94.7%	0.9%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended June 30, 2015, 17.5% of leasable units in core markets and 4.7% of leasable units in non-core markets were affordable housing units. Excludes all military and limited-distribution subsidized senior housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units at pro-rata represent our share of comparable leasable units at the apartment community.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI - Pro-Rata

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
Retail	4.4%	5.4%
Office	2.4%	3.9%
Apartments	5.2%	5.7%
Total	3.8%	4.8%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished with the Securities and Exchange Commission and are available on our website at www.forestcity.net.

Quarterly Historical Trends						Annual Historical Trends

	Three Months Ended						Year Ended	11 Months Ended	Year Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014		December 31, 2014	December 31, 2013	January 31, 2013
Retail	4.4%	6.4%	10.5%	6.5%	2.3%	Retail	2.6%	3.6%	2.1%
Office	2.4%	4.4%	9.2%	4.7%	7.1%	Office	6.6%	(6.4)%	2.1%
Apartments	5.2%	5.5%	2.8%	3.4%	4.6%	Apartments	4.3%	4.7%	7.3%
Total	3.8%	5.3%	7.7%	4.8%	5.0%	Total	4.8%	(0.2)%	3.2%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Three Months Ended June 30, 2015			Three Months Ended June 30, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$76,233	$—	$76,233	$72,808	$—	$—	$72,808	4.7%	4.7%
Adjusted operating expenses	34,801	—	34,801	33,115	—	—	33,115	5.1%	5.1%
Comparable NOI	41,432	—	41,432	39,693	—	—	39,693	4.4%	4.4%
Non-Comparable NOI	3,492	—	3,492	3,846	—	1,808	5,654
Total	44,924	—	44,924	43,539	—	1,808	45,347
Office Buildings
Comparable
Adjusted revenues	106,661	4,900	101,761	101,388	4,325	—	97,063	5.2%	4.8%
Adjusted operating expenses	45,554	2,426	43,128	41,884	2,081	—	39,803	8.8%	8.4%
Comparable NOI	61,107	2,474	58,633	59,504	2,244	—	57,260	2.7%	2.4%
Non-Comparable NOI	920	84	836	(176)	(40)	—	(136)
Total	62,027	2,558	59,469	59,328	2,204	—	57,124
Apartments
Comparable
Adjusted revenues	72,052	4,347	67,705	69,072	4,019	—	65,053	4.3%	4.1%
Adjusted operating expenses	30,240	1,653	28,587	29,456	1,573	—	27,883	2.7%	2.5%
Comparable NOI	41,812	2,694	39,118	39,616	2,446	—	37,170	5.5%	5.2%
Non-Comparable NOI	5,144	2,814	2,330	2,027	(1,688)	—	3,715
Total	46,956	5,508	41,448	41,643	758	—	40,885
Arena	9,153	4,300	4,853	9,357	4,481	—	4,876
Subsidized Senior Housing	4,894	—	4,894	4,392	—	—	4,392
Military Housing	9,587	737	8,850	5,701	(6)	—	5,707
Land sales	—	—	—	488	13	—	475
Write-offs of abandoned development projects and demolition costs	(15,969)	—	(15,969)	(933)	—	—	(933)
Other (2)	(10,991)	(370)	(10,621)	(10,906)	363	—	(11,269)
Total Rental Properties
Comparable
Adjusted revenues	254,946	9,247	245,699	243,268	8,344	—	234,924	4.8%	4.6%
Adjusted operating expenses	110,595	4,079	106,516	104,455	3,654	—	100,801	5.9%	5.7%
Comparable NOI	144,351	5,168	139,183	138,813	4,690	—	134,123	4.0%	3.8%
Non-Comparable NOI	6,230	7,565	(1,335)	13,796	3,123	1,808	12,481
Total	150,581	12,733	137,848	152,609	7,813	1,808	146,604
Land Development Group	14,310	1,480	12,830	13,635	1,395	—	12,240
Corporate Activities	(13,630)	—	(13,630)	(10,928)	—	—	(10,928)
Corporate Activities - REIT conversion and reorganization costs	(9,771)	—	(9,771)	—	—	—	—
Grand Total	$141,490	$14,213	$127,277	$155,316	$9,208	$1,808	$147,916

(1)	Includes the Company's pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (in thousands)
	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$151,450	$—	$151,450	$146,085	$—	$—	$146,085	3.7%	3.7%
Adjusted operating expenses	69,481	—	69,481	68,281	—	—	68,281	1.8%	1.8%
Comparable NOI	81,969	—	81,969	77,804	—	—	77,804	5.4%	5.4%
Non-Comparable NOI	7,306	—	7,306	6,886	—	3,678	10,564
Total	89,275	—	89,275	84,690	—	3,678	88,368
Office Buildings
Comparable
Adjusted revenues	210,118	9,552	200,566	201,582	9,013	—	192,569	4.2%	4.2%
Adjusted operating expenses	90,581	4,730	85,851	86,572	4,410	—	82,162	4.6%	4.5%
Comparable NOI	119,537	4,822	114,715	115,010	4,603	—	110,407	3.9%	3.9%
Non-Comparable NOI	2,974	258	2,716	(565)	130	(43)	(738)
Total	122,511	5,080	117,431	114,445	4,733	(43)	109,669
Apartments
Comparable
Adjusted revenues	142,874	8,600	134,274	137,254	7,939	—	129,315	4.1%	3.8%
Adjusted operating expenses	61,072	3,195	57,877	60,162	3,144	—	57,018	1.5%	1.5%
Comparable NOI	81,802	5,405	76,397	77,092	4,795	—	72,297	6.1%	5.7%
Non-Comparable NOI	10,660	6,420	4,240	3,874	(3,201)	—	7,075
Total	92,462	11,825	80,637	80,966	1,594	—	79,372
Arena	17,987	8,334	9,653	21,221	9,928	—	11,293
Subsidized Senior Housing	8,713	—	8,713	7,956	—	—	7,956
Military Housing	14,948	732	14,216	10,680	47	—	10,633
Land sales	—	—	—	488	13	459	934
Write-offs of abandoned development projects and demolition costs	(15,969)	—	(15,969)	(933)	—	—	(933)
Other (2)	(26,522)	(1,378)	(25,144)	(21,107)	411	—	(21,518)
Total Rental Properties
Comparable
Adjusted revenues	504,442	18,152	486,290	484,921	16,952	—	467,969	4.0%	3.9%
Adjusted operating expenses	221,134	7,925	213,209	215,015	7,554	—	207,461	2.8%	2.8%
Comparable NOI	283,308	10,227	273,081	269,906	9,398	—	260,508	5.0%	4.8%
Non-Comparable NOI	20,097	14,366	5,731	28,500	7,328	4,094	25,266
Total	303,405	24,593	278,812	298,406	16,726	4,094	285,774
Land Development Group	25,482	2,398	23,084	26,515	2,667	—	23,848
Corporate Activities	(28,608)	—	(28,608)	(24,349)	—	—	(24,349)
Corporate Activities - REIT conversion and reorganization costs	(15,983)	—	(15,983)	—	—	—	—
Grand Total	$284,296	$26,991	$257,305	$300,572	$19,393	$4,094	$285,273

(1)	Includes the Company's pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)
Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage, an apartment community in San Diego, California.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Product Type
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2015	Six Months Ended June 30, 2014

NOI by Product Type	$333,356	NOI by Product Type	$320,780
Arena	9,653	Arena	11,293
Corporate Activities	(28,608)	Corporate Activities	(24,349)
Corporate Activities - REIT conversion and reorganization costs	(15,983)	Corporate Activities - REIT conversion and reorganization costs	—
Write-offs of abandoned development projects	(15,969)	Write-offs of abandoned development projects and demolition costs	(933)
Other (3)	(25,144)	Other (3)	(21,518)
Grand Total NOI	$257,305	Grand Total NOI	$285,273

(1)	Includes commercial and residential outlot land sales.

(2)	Includes limited-distribution subsidized senior housing.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Operating Income by Core Market
Pro-Rata Consolidation (dollars in thousands)

Six Months Ended June 30, 2015	Six Months Ended June 30, 2014

NOI by Market	$319,140	NOI by Market	$310,147
Arena	9,653	Arena	11,293
Military Housing	14,216	Military Housing	10,633
Corporate Activities	(28,608)	Corporate Activities	(24,349)
Corporate Activities - REIT conversion and reorganization costs	(15,983)	Corporate Activities - REIT conversion and reorganization costs	—
Write-offs of abandoned development projects	(15,969)	Write-offs of abandoned development projects and demolition costs	(933)
Other (3)	(25,144)	Other (3)	(21,518)
Grand Total NOI	$257,305	Grand Total NOI	$285,273

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income and a 2014 legal settlement at Heritage.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$259,759	$29,606	$100,429	$330,582	$229,637	$18,167	$110,484	$39	$321,993
Exclude straight-line adjustment	(738)	—	—	(738)	(1,354)	—	—	20	(1,334)
Add interest and other income	9,278	506	363	9,135	12,375	566	(372)	—	11,437
Equity in earnings (loss) of unconsolidated entities	19,009	99	(19,421)	(511)	27,168	98	(27,719)	—	(649)
Exclude operating expenses of unconsolidated entities	43,581	—	(43,581)	—	47,566	—	(47,566)	—	—
Exclude write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(19,284)	—	19,284	—	(16,090)	—	16,090	—	—
Exclude depreciation and amortization of unconsolidated entities	21,318	—	(21,318)	—	22,968	—	(22,968)	—	—
Exclude interest expense of unconsolidated entities	25,182	—	(25,182)	—	27,905	—	(27,905)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	383	—	(383)	—	44	—	(44)	—	—
Adjusted revenues	368,679	30,211	—	338,468	350,219	18,831	—	59	331,447
Operating expenses	166,840	15,998	43,581	194,423	145,807	9,623	47,566	(1,749)	182,001
Operating expenses of unconsolidated entities	43,581	—	(43,581)	—	47,566	—	(47,566)	—	—
Write-offs of abandoned development projects and demolition costs	5,778	—	10,191	15,969	933	—	—	—	933
Write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	1,230	—	—	1,230	1,090	—	—	—	1,090
Exclude straight-line rent adjustment	(431)	—	—	(431)	(493)	—	—	—	(493)
Adjusted operating expenses	227,189	15,998	—	211,191	194,903	9,623	—	(1,749)	183,531
Net operating income	$141,490	$14,213	$—	$127,277	$155,316	$9,208	$—	$1,808	$147,916
Interest expense	(47,752)	(7,263)	(25,182)	(65,671)	(57,153)	(5,848)	(27,905)	(55)	(79,265)
Interest expense of unconsolidated entities	(25,182)	—	25,182	—	(27,905)	—	27,905	—	—
Loss on extinguishment of debt	(3,190)	—	(383)	(3,573)	(714)	—	(44)	(431)	(1,189)
Loss on extinguishment of debt of unconsolidated entities	(383)	—	383	—	(44)	—	44	—	—
Equity in (earnings) loss of unconsolidated entities	(19,009)	(99)	19,421	511	(27,168)	(98)	27,719	—	649
Net loss on disposition of partial interest in development project	—	—	—	—	(19,590)	(3,379)	—	—	(16,211)
Net gain on disposition of full or partial interests in rental properties	—	—	19,284	19,284	—	—	16,090	1,276	17,366
Gain on disposition of unconsolidated entities	19,284	—	(19,284)	—	16,090	—	(16,090)	—	—
Net gain on change in control of interests	487,684	—	—	487,684	—	—	—	—	—
Impairment of consolidated and unconsolidated real estate	—	—	—	—	(129,829)	—	—	—	(129,829)
Depreciation and amortization—Real Estate Groups (a)	(63,772)	(7,585)	(20,527)	(76,714)	(58,228)	(4,747)	(22,180)	—	(75,661)
Amortization of mortgage procurement costs	(1,862)	(45)	(791)	(2,608)	(1,768)	(87)	(788)	—	(2,469)
Depreciation and amortization of unconsolidated entities	(21,318)	—	21,318	—	(22,968)	—	22,968	—	—
Straight-line rent adjustment	307	—	—	307	861	—	—	(20)	841
Earnings (loss) before income taxes	$466,297	$(779)	$19,421	$486,497	$(173,100)	$(4,951)	$27,719	$2,578	$(137,852)

(a) Depreciation and amortization—Real Estate Groups	$63,772	$7,585	$20,527	$76,714	$58,228	$4,747	$22,180	$—	$75,661
Depreciation and amortization—Non-Real Estate	1,230	—	—	1,230	1,090	—	—	—	1,090
Total depreciation and amortization	$65,002	$7,585	$20,527	$77,944	$59,318	$4,747	$22,180	$—	$76,751

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$496,841	$56,732	$204,585	$644,694	$479,174	$43,107	$220,942	$7,029	$664,038
Exclude straight-line adjustment	(1,247)	—	—	(1,247)	(4,388)	—	—	79	(4,309)
Add interest and other income	18,982	916	646	18,712	23,878	1,032	196	—	23,042
Equity in earnings (loss) of unconsolidated entities	28,322	82	(28,048)	192	61,197	77	(63,171)	—	(2,051)
Exclude operating expenses of unconsolidated entities	90,848	—	(90,848)	—	98,080	—	(98,080)	—	—
Exclude write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	(19,284)	—	19,284	—	(40,886)	—	40,886	—	—
Exclude depreciation and amortization of unconsolidated entities	43,784	—	(43,784)	—	44,572	—	(44,572)	—	—
Exclude interest expense of unconsolidated entities	51,036	—	(51,036)	—	55,905	—	(55,905)	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	608	—	(608)	—	296	—	(296)	—	—
Adjusted revenues	720,081	57,730	—	662,351	717,828	44,216	—	7,108	680,720
Operating expenses	327,483	30,739	90,848	387,592	316,910	24,823	98,080	3,014	393,181
Operating expenses of unconsolidated entities	90,848	—	(90,848)	—	98,080	—	(98,080)	—	—
Write-offs of abandoned development projects and demolition costs	5,778	—	10,191	15,969	933	—	—	—	933
Write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	2,372	—	—	2,372	2,267	—	—	—	2,267
Exclude straight-line rent adjustment	(887)	—	—	(887)	(934)	—	—	—	(934)
Adjusted operating expenses	435,785	30,739	—	405,046	417,256	24,823	—	3,014	395,447
Net operating income	$284,296	$26,991	$—	$257,305	$300,572	$19,393	$—	$4,094	$285,273
Interest expense	(100,328)	(15,176)	(51,036)	(136,188)	(119,605)	(12,376)	(55,905)	(5,538)	(168,672)
Interest expense of unconsolidated entities	(51,036)	—	51,036	—	(55,905)	—	55,905	—	—
Loss on extinguishment of debt	(38,344)	—	(608)	(38,952)	(878)	—	(296)	(448)	(1,622)
Loss on extinguishment of debt of unconsolidated entities	(608)	—	608	—	(296)	—	296	—	—
Equity in (earnings) loss of unconsolidated entities	(28,322)	(82)	28,048	(192)	(61,197)	(77)	63,171	—	2,051
Net loss on disposition of partial interest in development project	—	—	—	—	(19,590)	(3,379)	—	—	(16,211)
Net gain (loss) on disposition of full or partial interests in rental properties	—	—	19,284	19,284	(467)	—	40,886	28,042	68,461
Gain on disposition of unconsolidated entities	19,284	—	(19,284)	—	40,886	—	(40,886)	—	—
Net gain on change in control of interests	487,684	—	—	487,684	2,759	—	—	—	2,759
Impairment of consolidated and unconsolidated real estate	—	—	—	—	(129,829)	—	—	—	(129,829)
Depreciation and amortization—Real Estate Groups (a)	(124,444)	(15,146)	(42,196)	(151,494)	(112,060)	(9,362)	(42,983)	(986)	(146,667)
Amortization of mortgage procurement costs	(3,963)	(144)	(1,588)	(5,407)	(3,893)	(250)	(1,589)	(41)	(5,273)
Depreciation and amortization of unconsolidated entities	(43,784)	—	43,784	—	(44,572)	—	44,572	—	—
Straight-line rent adjustment	360	—	—	360	3,454	—	—	(79)	3,375
Earnings (loss) before income taxes	$400,795	$(3,557)	$28,048	$432,400	$(200,621)	$(6,051)	$63,171	$25,044	$(106,355)

(a) Depreciation and amortization—Real Estate Groups	$124,444	$15,146	$42,196	$151,494	$112,060	$9,362	$42,983	$986	$146,667
Depreciation and amortization—Non-Real Estate	2,372	—	—	2,372	2,267	—	—	—	2,267
Total depreciation and amortization	$126,816	$15,146	$42,196	$153,866	$114,327	$9,362	$42,983	$986	$148,934

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results - Quarterly Comparison
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the three months ended June 30, 2015 compared with the three months ended June 30, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the three months ended June 30, 2014	$189,228	$100,404	$13,482	$18,879	$321,993
Increase (decrease) due to:
Comparable portfolio	7,251	1,565	—	—	8,816
Non-comparable properties (1)	6	6,382	1,357	—	7,745
Properties in which partners' interest recently acquired	2,993	1,710	—	—	4,703
Recently disposed properties	(4,271)	(5,370)	—	—	(9,641)
Properties in which partial interest was recently disposed	—	(2,798)	—	—	(2,798)
Land sales	(1,584)	(135)	—	(2,607)	(4,326)
Military housing	—	1,812	—	—	1,812
Subsidized senior housing	—	588	—	—	588
Other	1,266	931	—	(507)	1,690
Revenues for the three months ended June 30, 2015	$194,889	$105,089	$14,839	$15,765	$330,582

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the three months ended June 30, 2014	$10,059	$97,645	$56,382	$8,209	$9,706	$182,001
Increase (decrease) due to:
Comparable portfolio	—	3,896	1,300	—	—	5,196
Non-comparable properties (1)	—	(156)	2,106	1,752	—	3,702
Properties in which partners' interest recently acquired	—	1,155	671	—	—	1,826
Recently disposed properties	—	(801)	(3,449)	—	—	(4,250)
Properties in which partial interest was recently disposed	—	—	(1,297)	—	—	(1,297)
Land cost of sales	—	(1,228)	(16)	—	(3,101)	(4,345)
Military housing	—	—	(642)	—	—	(642)
Subsidized senior housing	—	—	65	—	—	65
REIT conversion and reorganization costs	9,771	—		—	—	9,771
Development, management, corporate and other expenses	2,142	(3,880)	4,090	—	44	2,396
Operating expenses for the three months ended June 30, 2015	$21,972	$96,631	$59,210	$9,961	$6,649	$194,423

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the three months ended June 30, 2014	$9,555	$51,872	$13,157	$4,748	$(67)	$79,265
Increase (decrease) due to:
Comparable portfolio	—	(3,118)	(617)	—	—	(3,735)
Non-comparable properties (1)	—	164	1,617	33	—	1,814
Properties in which partners' interest recently acquired	—	291	(21)	—	—	270
Recently disposed properties	—	(1,052)	(791)	—	—	(1,843)
Properties in which partial interest was recently disposed	—	—	(2,075)	—	—	(2,075)
Capitalized interest	—	(2,310)	(2,191)	—	87	(4,414)
Mark-to-market adjustments on non-designated swaps	(18)	(51)	(871)	—	(311)	(1,251)
Corporate borrowings	(3,501)	—	—	—	—	(3,501)
Other	—	1,063	(6)	—	84	1,141
Interest expense for the three months ended June 30, 2015	$6,036	$46,859	$8,202	$4,781	$(207)	$65,671

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Three Months Ended June 30, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property in lease-up:
The Yards - Lumbershed	Q3-13	$66	$29	$15
Non-comparable property:
Ballston Common		(60)	(185)	149
Total Commercial		$6	$(156)	$164
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$326	$(88)	$(20)
2175 Market Street	Q4-14	198	26	34
3700M	Q3-14	350	180	135
Aster Conservatory Green	Q3-13/14	832	126	337
Radian	Q2-14	894	95	281
The Continental	Q1-13	27	(99)	(14)
The Yards - Twelve12	Q2-14	2,011	948	517
Winchester Lofts	Q4-14	175	290	160
Non-comparable properties:
Heritage		909	(38)	(96)
500 Sterling Place		660	666	283
Total Residential		$6,382	$2,106	$1,617
Commercial Group - Quarterly Comparison
The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to Boulevard Mall (Q4-2014), a regional mall located in Amherst, New York, and seven life science office properties and two parking facilities at University Park at MIT, a mixed-use life science office campus in Cambridge, Massachusetts. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center, Harlem Office, Ballston Common Office Center and Skylight Office Tower.
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group - Quarterly Comparison
The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities - Quarterly Comparison
The increase in operating expenses is primarily due to a recovery of a $3,200,000 legal settlement in 2014 which did not recur in 2015. The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock in the first quarter of 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Segment Operating Results - Year-to-Date Comparison
The following tables present revenues, operating expenses and interest expense by segment on a pro-rata basis for the six months ended June 30, 2015 compared with the six months ended June 30, 2014.

	Commercial Group	Residential Group	Arena	Land Development Group	Total
Revenues for the six months ended June 30, 2014	$390,447	$204,296	$32,889	$36,406	$664,038
Increase (decrease) due to:
Comparable portfolio	10,407	4,038	—	—	14,445
Non-comparable properties (1)	22	12,409	(2,231)	—	10,200
Properties in which partners' interest recently acquired	4,207	1,775	—	—	5,982
Recently disposed properties	(14,044)	(10,252)	—	—	(24,296)
Properties in which partial interest was recently disposed	—	(6,481)	—	—	(6,481)
Land sales	(3,184)	(135)	—	(9,755)	(13,074)
Military housing	—	(1,466)	—	—	(1,466)
Subsidized senior housing	—	806	—	—	806
Other	(3,638)	(1,314)	—	(508)	(5,460)
Revenues for the six months ended June 30, 2015	$384,217	$203,676	$30,658	$26,143	$644,694

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Operating expenses for the six months ended June 30, 2014	$21,620	$210,075	$121,921	$21,182	$18,383	$393,181
Increase (decrease) due to:
Comparable portfolio	—	2,690	1,055	—	—	3,745
Non-comparable properties (1)	—	(462)	4,489	(230)	—	3,797
Properties in which partners' interest recently acquired	—	917	637	—	—	1,554
Recently disposed properties	—	(6,680)	(6,276)	—	—	(12,956)
Properties in which partial interest was recently disposed	—	—	(2,911)	—	—	(2,911)
Land cost of sales	—	(2,370)	(21)	—	(6,769)	(9,160)
Military housing	—	—	(3,695)	—	—	(3,695)
Subsidized senior housing	—	—	17	—	—	17
REIT conversion and reorganization costs	15,983	—	—	—	—	15,983
Development, management, corporate and other expenses	4,084	(11,026)	5,284	—	(305)	(1,963)
Operating expenses for the six months ended June 30, 2015	$41,687	$193,144	$120,500	$20,952	$11,309	$387,592

	Corporate Activities	Commercial Group	Residential Group	Arena	Land Development Group	Total
Interest expense for the six months ended June 30, 2014	$18,837	$110,759	$29,710	$9,456	$(90)	$168,672
Increase (decrease) due to:
Comparable portfolio	—	(5,882)	(1,094)	—	—	(6,976)
Non-comparable properties (1)	—	166	3,925	129	—	4,220
Properties in which partners' interest recently acquired	—	476	(26)	—	—	450
Recently disposed properties	—	(7,533)	(1,694)	—	—	(9,227)
Properties in which partial interest was recently disposed	—		(4,198)	—	—	(4,198)
Capitalized interest	—	(3,688)	(4,556)	—	178	(8,066)
Mark-to-market adjustments on non-designated swaps	(44)	(82)	(4,218)	—	(662)	(5,006)
Corporate borrowings	(4,611)	—	—	—	—	(4,611)
Other	—	298	614	—	18	930
Interest expense for the six months ended June 30, 2015	$14,182	$94,514	$18,463	$9,585	$(556)	$136,188

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

(1)	The following table presents the increases (decreases) in revenues, operating expenses and interest expense for Commercial and Residential properties in lease-up and other non-comparable properties:

		Six Months Ended June 30, 2015 vs. 2014
Property	Quarter Opened	Revenues	Operating Expenses	Interest Expense
Commercial:
Property in lease-up:
The Yards - Lumbershed	Q3-13	$63	$4	$39
Non-comparable property:
Ballston Common		(41)	(466)	127
Total Commercial		$22	$(462)	$166
Residential:
Properties in lease-up:
1111 Stratford	Q3-13/Q1-14	$767	$(129)	$—
2175 Market Street	Q4-14	320	91	65
3700M	Q3-14	607	451	265
Aster Conservatory Green	Q3-13/14	1,793	306	570
Radian	Q2-14	1,601	505	788
The Continental	Q1-13	197	(65)	6
The Yards - Twelve12	Q2-14	3,730	1,588	1,044
Winchester Lofts	Q4-14	249	592	799
Non-comparable properties:
Heritage		1,950	425	(139)
500 Sterling Place		1,195	725	527
Total Residential		$12,409	$4,489	$3,925
Commercial Group - Year-to-Date Comparison
The increases in revenues, operating expenses and interest expense related to partners’ interest recently acquired are related to Boulevard Mall (Q4-2014), a regional mall located in Amherst, New York, and seven life science office properties and two parking facilities at University Park at MIT, a mixed-use life science office campus in Cambridge, Massachusetts. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decrease in interest expense for the comparable portfolio is primarily due to the paydown of nonrecourse mortgage notes for One MetroTech Center, Harlem Office, Ballston Common Office Center and Skylight Office Tower.
Ballston Common, a regional mall in Arlington, Virginia, is classified as a non-comparable property due to its upcoming planned renovation project.
Residential Group - Year-to-Date Comparison
The increases in revenues and operating expenses related to partners’ interest recently acquired are related to three operating apartment communities located in Northeast Ohio. The decreases in revenues, operating expenses and interest expense related to recent disposals are due to our ongoing strategy to sell operating assets in non-core markets. The decreases in revenues, operating expenses and interest expense related to partial interest recently disposed are related to the contribution of two operating apartment communities into our strategic capital partnership with Arizona State Retirement System in the prior year.
Heritage is classified as a non-comparable property due to its recently completed renovation project resulting in a significant number of units being off-line.
500 Sterling Place, an apartment community in Brooklyn, New York, was acquired (Q1-2015) and is classified as a non-comparable property.
Corporate Activities - Year-to-Date Comparison
The increase in operating expenses is primarily due to a recovery of a $3,200,000 legal settlement in 2014 which did not recur in 2015. The decrease in interest expense is due to the privately negotiated exchanges of a portion of our Senior Notes due 2016, 2018 and 2020 for Class A common stock in the first quarter of 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. - Quarterly Comparison
Net earnings attributable to Forest City Enterprises, Inc. for the three months ended June 30, 2015 was $303,756,000 versus net loss of $(92,992,000) for the three months ended June 30, 2014. Although we have substantial recurring revenue sources, significant transactions often create substantial variances in operating results between periods. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $15,155,000

•
$16,211,000 related to the net loss on partial disposition of our interest in Pacific Park Brooklyn, a 22 acre mixed-use project in Brooklyn, New York, related to the formation of a new joint venture with Greenland in 2014;

•	$(2,974,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2015 and 2014; and

•	$1,918,000 related to increased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2015 compared to 2014.
Financing Transactions - $6,782,000

•
$4,414,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline;

•
$3,501,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain Senior Notes due 2016, 2018 and 2020 during February and March 2015;

•	$(2,384,000) related to increased losses on extinguishment of debt in 2015 compared to 2014; and

•	$1,251,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense.
Non-Cash Transactions - $602,477,000

•
$487,684,000 related to gains on change in control of interest from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% equity ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing);

•	$129,829,000 related to decreased impairment of real estate in 2015 compared to 2014; and

•	$(15,036,000) related to increased write-offs of abandoned development projects in 2015 compared to 2014.
Operations - $2,270,000

•	$(9,771,000) related to REIT conversion and reorganization costs incurred in 2015;

•	$7,355,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014;

•	$2,607,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$2,454,000 related to a combined fluctuation in revenues and operating expenses in our Military Housing business unit in 2015 compared with 2014;

•
$(2,302,000) in interest and other income primarily related to decreases in the income recognition on the allocation of state and federal historic preservation, low income housing and new market tax credits in 2015 compared with 2014; and

•	$1,927,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at June 30, 2015.
Income Taxes

•
$(227,739,000) due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings. These fluctuations are primarily due to the various transactions discussed herein.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. - Year-to-Date Comparison
Net earnings attributable to Forest City Enterprises, Inc. for the six months ended June 30, 2015 was $249,547,000 versus net loss of $(77,472,000) for the six months ended June 30, 2014. The variance to the prior year period is primarily attributable to the following fluctuations, which are pre-tax, include unconsolidated investment activity and are net of noncontrolling interests:
Asset Dispositions - $(37,437,000)

•	$(49,177,000) related to decreased gains on disposition of full or partial interest in rental properties and unconsolidated investments in 2015 compared to 2014;

•	$16,211,000 related to the net loss on partial disposition of our interest in Pacific Park Brooklyn, related to the formation of a new joint venture with Greenland in 2014;

•	$(2,986,000) related to decreased Land Development Group sales in 2015 compared with 2014, primarily at our Stapleton project; and

•	$(1,485,000) related to a combined fluctuation in revenues, operating expenses and interest expense at properties in which we disposed of our full or partial interest during 2015 and 2014.
Financing Transactions - $(19,647,000)

•
$(37,330,000) related to increased losses on extinguishment of debt in February and March 2015 compared with 2014 primarily due to to separate, privately negotiated exchange transactions involving a portion of Senior Notes due 2016, 2018 and 2020;

•
$8,066,000 related to a decrease in interest expense in 2015 compared with 2014 due to increased capitalized interest on projects under construction and development as we increased our construction pipeline;

•
$5,006,000 related to the change in fair market value of certain derivatives not qualifying for hedge accounting between the comparable periods, which was marked to market through interest expense; and

•
$4,611,000 related to a decrease in interest expense on corporate debt due to separate, privately negotiated exchange transactions involving certain Senior Notes due 2016, 2018 and 2020 in February and March 2015.

Non-Cash Transactions - $594,786,000

•
$484,925,000 related to increased gains on change in control of interest in 2015 compared with 2014 activity primarily from the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, and the April 2015 acquisition of our partner’s 50% equity ownership interest in three operating apartment communities (Cherry Tree, Chestnut Lake and Stratford Crossing) offset by 2014 activity;

•	$129,829,000 related to decreased impairment of real estate in 2015 compared to 2014;

•	$(15,036,000) related to increased write-offs of abandoned development projects in 2015 compared to 2014; and

•
$(4,932,000) related to an increase in depreciation and amortization expense in 2015 compared with 2014 primarily due to recently opened properties and the change from equity method of accounting to full consolidation method upon the acquisition of our partner's interest in the MIT Assets and three operating apartment communities in Q2 2015, and one apartment community and one regional mall in Q4 2014. These increases were partially offset by the disposition of full or partial interests in several properties during 2015 and 2014.

Operations - $3,848,000

•	$17,676,000 related to a combined fluctuation in revenues, operating expenses and interest expense in our comparable portfolio in 2015 compared with 2014;

•	$(15,983,000) related to REIT conversion and reorganization costs incurred in 2015;

•
$(4,330,000) in interest and other income primarily related to income recognized by a legal settlement at Heritage in 2014, which did not recur in 2015, and decreases in the income recognition on the allocation of state and federal historic preservation, low income housing and new market tax credits in 2015 compared with 2014;

•	$3,978,000 related to a combined fluctuation in revenues, operating expenses and interest expense in properties in which we recently acquired our partners’ interest;

•	$2,408,000 related to a combined fluctuation in revenues, operating expenses and interest expense at properties in lease-up at June 30, 2015;

•	$2,229,000 related to a combined fluctuation in revenues and operating expenses in our Military Housing business unit in 2015 compared with 2014; and

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

•	$(2,130,000) related to a combined fluctuation in revenues, operating expenses and interest expense at Barclays Center in 2015 compared with 2014.
Income Taxes

•
$(213,979,000) due to increased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in pre-tax earnings, including gains included in discontinued operations. These fluctuations are primarily due to the various transactions discussed herein.

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Operating properties:
Commercial Group	$13,272	$23,294	$9,415	$18,730
Residential Group	6,009	10,448	6,576	11,454
Arena	2,314	787	1,390	473
Other	22	22	31	31
Total operating properties	21,617	34,551	17,412	30,688

Tenant improvements
Commercial Group	20,867	24,824	6,475	11,652

Total capital expenditures	$42,484	$59,375	$23,887	$42,340

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$303,756	$(92,992)	$249,547	$(77,472)
Depreciation and Amortization—Real Estate Groups	76,714	75,661	151,494	146,667
Gain on disposition of full or partial interests in rental properties	(19,284)	(17,366)	(19,284)	(68,461)
Impairment of depreciable rental properties	—	129,059	—	129,059
Income tax expense (benefit) adjustment — current and deferred (1):
Gain on disposition of full or partial interests in rental properties	7,461	8,820	7,461	28,718
Impairment of depreciable rental properties	—	(50,053)	—	(50,053)
FFO attributable to Forest City Enterprises, Inc.	$368,647	$53,129	$389,218	$108,458

FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Enterprises, Inc.	$368,647	$53,129	$389,218	$108,458
If-Converted Method (adjustments for interest, net of tax):
5.000% Notes due 2016	73	382	383	765
4.250% Notes due 2018	1,495	2,277	3,529	4,554
3.625% Notes due 2020	953	1,664	2,396	3,328
FFO for per share data	$371,168	$57,452	$395,526	$117,105
Denominator:
Weighted average shares outstanding—Basic	233,377,771	198,341,355	218,254,445	198,041,879
Effect of stock options, restricted stock and performance shares	3,160,648	1,540,864	2,964,450	1,733,435
Effect of convertible debt	18,389,062	32,138,215	23,211,264	32,138,215
Effect of convertible Class A Common Units	2,973,190	3,461,710	2,973,190	3,553,721
Weighted average shares outstanding - Diluted	257,900,671	235,482,144	247,403,349	235,467,250
FFO Per Share	$1.44	$0.24	$1.60	$0.50

(1)	The following table provides detail of income tax expense (benefit):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$2,386	$(15,215)	$642	$(6,582)
Deferred taxes	172,383	10,939	174,942	(3,017)
Total income tax expense (benefit) on FFO	174,769	(4,276)	175,584	(9,599)

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$2,882	$(13,292)	$2,882	$15,756
Deferred taxes	4,579	22,112	4,579	12,962
Disposition of full or partial interests in rental properties	7,461	8,820	7,461	28,718

Impairment of depreciable rental properties
Deferred taxes	$—	$(50,053)	$—	$(50,053)
Total income tax expense (benefit) on non-FFO	7,461	(41,233)	7,461	(21,335)
Grand Total	$182,230	$(45,509)	$183,045	$(30,934)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Enterprises, Inc.	$368,647	$53,129		$389,218	$108,458
Impairment of non-depreciable real estate	—	770		—	770
Write-offs of abandoned development projects and demolition costs	15,969	933		15,969	933
Tax credit income	(3,957)	(5,480)		(7,212)	(9,427)
Loss on extinguishment of debt	3,573	1,189		38,952	1,622
Change in fair market value of nondesignated hedges	(2,979)	(1,681)		(5,092)	2,991
Net gain on change in control of interests	(487,684)	—		(487,684)	(2,759)
Straight-line rent adjustments	(307)	(841)		(360)	(3,375)
Participation payments	—	—		—	1,469
Net loss on disposition of partial interest in development project	—	16,211		—	16,211
REIT conversion and reorganization costs	9,771	—		15,983	—
Nets Pre-tax FFO	791	261		1,593	1,414
Income tax expense (benefit) on FFO	174,769	(4,276)		175,584	(9,599)
Operating FFO attributable to Forest City Enterprises, Inc.	$78,593	$60,215	30.5%	$136,951	$108,708	26.0%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Enterprises, Inc.	$78,593	$60,215		$136,951	$108,708
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	119	625		626	1,250
4.250% Notes due 2018	2,443	3,719		5,765	7,438
3.625% Notes due 2020	1,557	2,719		3,914	5,438
Operating FFO for per share data	$82,712	$67,278		$147,256	$122,834

Denominator:
Weighted average shares outstanding - Diluted	257,900,671	235,482,144		247,403,349	235,467,250
Operating FFO Per Share	$0.32	$0.29		$0.60	$0.52

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$49,430	$37,834	$94,112	$69,109
Residential Group	35,240	30,190	60,990	55,683
Arena	72	108	68	1,757
Land Group	12,726	12,305	22,978	23,931
Corporate Group	(18,875)	(20,222)	(41,197)	(41,772)
Operating FFO	$78,593	$60,215	$136,951	$108,708

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (Loss) to EBITDA - Pro-Rata Consolidation

Three Months Ended June 30,	Six Months Ended June 30,
2015	2014	2015	2014
(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$303,756	$(92,992)	$249,547	$(77,472)
Depreciation and amortization	77,944	76,751	153,866	148,934
Interest expense	65,671	79,265	136,188	168,672
Amortization of mortgage procurement costs	2,608	2,469	5,407	5,273
Income tax expense (benefit)	182,230	(45,509)	183,045	(30,934)
EBITDA attributable to Forest City Enterprises, Inc	$632,209	$19,984	$728,053	$214,473
Impairment of real estate	—	129,829	—	129,829
Net loss on extinguishment of debt	3,573	1,189	38,952	1,622
Net loss on disposition of partial interest in development project	—	16,211	—	16,211
Net gain on disposition of full or partial interests in rental properties	(19,284)	(17,366)	(19,284)	(68,461)
Net gain on change in control of interests	(487,684)	—	(487,684)	(2,759)
Adjusted EBITDA attributable to Forest City Enterprises, Inc.	$128,814	$149,847	$260,037	$290,915

As of June 30,	As of June 30,
2015	2014	2015	2014
(in thousands)
Total mortgage debt and notes payable, nonrecourse	$6,020,920	$6,013,635	$6,020,920	$6,013,635
Revolving credit facility	—	308,000	—	308,000
Convertible senior debt	411,194	700,000	411,194	700,000
Total debt	$6,432,114	$7,021,635	$6,432,114	$7,021,635
Less cash and equivalents	(330,576)	(490,792)	(330,576)	(490,792)
Net Debt	$6,101,538	$6,530,843	$6,101,538	$6,530,843

Net Debt to Adjusted EBITDA (Annualized) (1) (2)	11.8	x	10.9	x	11.7	x	11.2	x

(1)
Due to the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, the June 30, 2015 Net Debt includes approximately $178,000 of debt without the benefit of additional EBITDA expected to be generated by our additional ownership interests. Absent this debt, the Net Debt to Adjusted EBITDA for the three and six months ended June 30, 2015 would have been 11.5x and 11.4x, respectively.

(2)
Adjusted EBITDA for the three and six months ended June 30, 2015 includes write-offs of abandoned development projects of $15,969. Absent this annualized expense, along with the adjustment described in (1) above, the Net Debt to Adjusted EBITDA for the three and six months ended June 30, 2015 would have been 10.2x and 10.7x, respectively.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended June 30, 2015 vs. Three Months Ended June 30, 2014
$90.0
$80.0
$70.0
$60.0
$50.0
(in millions)
$60.2
7.3
5.1
4.4
3.6
3.5
1.5
(3.1)
(3.9)
$78.6
Three Months Ended June 30, 2014
Decreased Corporate/ mature portfolio interest
NOI on mature portfolio
Capitalized Interest
New property openings and acquisitions
Military Housing
Stapleton land sales
Property sales
Other*
Three Months Ended June 30, 2015

* Other is primarily related to a recovery of a $3.2 million legal settlement in 2014 which did not recur in 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Six Months Ended June 30, 2015 vs. Six Months Ended June 30, 2014
$150.0
$130.0
$110.0
$90.0
(in millions)
$108.7
12.6
11.5
8.1
4.2
3.5
(2.1)
(4.1)
(5.4)
$137.0
Six Months Ended June 30, 2014
NOI on mature portfolio
Decreased Corporate/ mature portfolio interest
Capitalized Interest
Military Housing
New property openings and acquisitions
Stapleton land sales
Other*
Property sales
Six Months Ended June 30, 2015

* Other is primarily related to a recovery of a $3.2 million legal settlement in 2014 which did not recur in 2015.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business by:

•	Focusing on core markets and products as we develop, own and operate a high-quality portfolio

•	Driving operational excellence through all aspects of our company

•	Building a strong, sustaining capital structure, improved balance sheet and debt metrics

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished with the Securities and Exchange Commission ("SEC") and are available on our website at www.forestcity.net.

Development ratio is calculated in accordance with our financial covenants contained in our revolving credit facility. Total debt includes outstanding borrowings on our revolving credit facility, convertible senior debt, nonrecourse mortgages and notes payable. Net debt to Adjusted EBITDA is defined as total debt, less cash and equivalents, divided by Adjusted EBITDA. All metrics are reflected at our pro-rata share.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends (continued)

*
Represents data for the year ended December 31, 2013, which is consistent with our new calendar year-end. As such, data for the year ended December 31, 2013 includes results for the month ended January 31, 2013, which has previously been included in the financial results for the year ended January 31, 2013 included in our supplemental package furnished with the SEC on March 27, 2013.

**
Due to the June 2015 acquisition of our partner’s 49% equity ownership interest in the MIT Assets, the June 30, 2015 Net Debt includes approximately $178,000,000 of debt without the benefit of additional EBITDA expected to be generated by our additional ownership interests. Absent this debt, the Net Debt to Adjusted EBITDA for the rolling 12-months ended June 30, 2015 would have been 10.7x.

**
Adjusted EBITDA for the rolling 12-months ended June 30, 2015 includes write-offs of abandoned development projects of $16,691,000. Absent this expense, along with the adjustment described above, the Net Debt to Adjusted EBITDA for the rolling 12-months ended June 30, 2015 would have been 10.4x.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Property Acquisition/Expansion Opening and Projects Under Construction
June 30, 2015

	Location	Date Acquired/ Anticipated Opening	FCE Legal Ownership % (a)		Pro-Rata FCE % (a) (1)		Total Cost at 100% (2)	Cost at Full Consolidation (GAAP) (b)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)		Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment % (d)
							(in millions)
2015 Property Acquisition
Residential:
500 Sterling Place	Brooklyn, NY	Q1-15	100%		100%		$48.1	$48.1	$48.1		77	—	91%
2015 Property Expansion Opening
Retail:
Galleria at Sunset	Henderson, NV	Q2-15	51%	(e)	51%		$24.7	$0.0	$12.6		32,000	32,000	84%

Projects Under Construction
Residential:
Arizona State Retirement System Joint Venture:
The Yards - Arris	Washington, D.C.	Q1-16	25%		25%		$145.1	$145.1	$36.3		327	19,000
Blossom Plaza	Los Angeles, CA	Q2-16	25%		25%		104.9	104.9	26.2		237	19,000
Eliot on 4th (1001 4th Street, SW)	Washington, D.C.	Q4-16	25%		25%		143.0	143.0	35.8		365	5,000
Museum Towers II	Philadelphia, PA	Q4-16	25%		25%		114.0	114.0	28.5		286	—
							507.0	507.0	126.8		1,215	43,000
Greenland Joint Venture:
535 Carlton	Brooklyn, NY	Q4-16/17	30%	(e)	30%		164.6	0.0	49.4		298	—
550 Vanderbilt (condominiums)	Brooklyn, NY	Q1-17/18	30%	(e)	30%		361.6	0.0	108.5		278	7,000
38 Sixth Ave	Brooklyn, NY	Q2-17/18	30%	(e)	30%		202.7	0.0	60.8		303	28,000
Pacific Park - Parking (f)	Brooklyn, NY	Q3-16/18	30%	(e)	30%		99.6	0.0	29.9		—	—
							828.5	0.0	248.6		879	35,000
Aster Town Center II	Denver, CO	Q3/Q4-15	90%		90%		23.4	23.4	21.1		135	—
The Lofts at Capitol Quarter	Washington, D.C.	Q4-15/Q1-16	25%	(e)	25%		53.8	0.0	13.5		195	—
B2 BKLYN	Brooklyn, NY	Q3-16	100%		100%		162.1	162.1	162.1		363	4,000
							$1,574.8	$692.5	$572.1		2,787	82,000
Office:
300 Massachusetts Ave	Cambridge, MA	Q1-16	50%	(e)	50%		$175.0	$0.0	$87.5		246,000	246,000	96%
1812 Ashland Ave	Baltimore, MD	Q3-16	85%		100%		60.7	60.7	60.7		164,000	164,000	70%
The Bridge at Cornell Tech	Roosevelt Island, NY	Q2-17	100%		100%		164.1	164.1	164.1		235,000	235,000	39%
							$399.8	$224.8	$312.3		645,000	645,000
Retail Expansion:
Boulevard Mall	Buffalo, NY	Q4-15	100%		100%		10.9	10.9	10.9		46,000	46,000	100%
Total Projects Under Construction							$1,985.5	$928.2	$895.3

Estimated Initial Yield on Cost									5.5% - 6.0%	(g)

Other
Kapolei Lofts	Kapolei, HI	Q3-15/Q1-17	100%		0%	(h)	$154.8	$154.8	$0.0		499	—
See footnotes on the following page.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

FOOTNOTES

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.

(b)
Amounts represent estimated project costs to achieve stabilization and are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100% if we are deemed to have control or to be the primary beneficiary of our investments in the Company's VIE. Upon completion, our completed rental properties recorded on the consolidated balance sheet may include costs, in addition to costs above, not allocated to our partners, such as corporate capitalized interest.

(c)
Project cost at pro-rata share represents the Company's share of project cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting, the Company determines its pro-rata share by multiplying its pro-rata ownership by the total project cost of the applicable property.

(d)	Lease commitments as of July 28, 2015.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(f)	Expected to include 950 parking spaces.

(g)
Range of estimated initial yield on cost is calculated using estimated pro-rata initial stabilized NOI divided by FCE pro-rata share of project cost per above, net of anticipated subsidies and other cost adjustments. 550 Vanderbilt (condominiums) has been excluded from estimated initial yield on cost.

(h)
Kapolei Lofts is a residential project currently under construction on land leased by the Company. The land lessor is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for pro-rata purposes.  In accordance with the waterfall provisions of the distribution Agreement, the Company expects to share in the net proceeds upon a sale of the project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
June 30, 2015

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $321.5 million ($138.6 million at full consolidation) of Projects Under Development on our balance sheet and pro-rata mortgage debt of $136.5 million ($10.6 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space. Projects currently under construction include B2 BKLYN, a 50% market-rate and 50% affordable rental building with 363 residential units, 535 Carlton, a 100% affordable rental building with 298 residential units, 550 Vanderbilt, 278-unit condominium building, 38 Sixth Ave, a 303-unit, 100% affordable rental building and a parking garage which is expected to include 950 parking spaces.

2)	The Yards - Washington, D.C.
The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 2,800 residential units, 1.8 million square feet of office space and approximately 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Current completed projects include a 170-unit residential building, Foundry Lofts; two retail centers: Boilermaker Shops and Lumber Shed, with 40,000 and 31,000 square feet, respectively; and Twelve12, a mixed-use property, with 218 residential units and 88,000 square feet of retail space. Arris, a mixed-use project, is currently under construction and is expected to feature 327 residential units and 19,000 square feet of retail space.

3)	The Science + Technology Park at Johns Hopkins - Baltimore, MD
The Science + Technology Park at Johns Hopkins is a 31-acre center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Plans call for 1.1 million square feet in five buildings, with future phases able to support additional expansion. Current completed projects include the 279,000 square-foot 855 North Wolfe Street, a 492,000 square-foot parking garage for Johns Hopkins and a 234,000 square-foot commercial building developed on a fee basis which is fully leased by the Department of Health & Mental Hygiene. Currently under construction is a 164,000 square-foot office building, 1812 Ashland Ave.
4) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, 365 residential units and 40,000 square feet of retail stores and restaurants. Currently under construction is a 365-unit residential building, Eliot on 4th.
5) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco's eastern waterfront. The Forest City master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 400,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks.
6) 5M - San Francisco, CA
5M is a mixed-use project on approximately 4 acres in downtown San Francisco. 5M is expected to include approximately 800,000 square feet of commercial uses and 690 residential units. The project will retain two existing historic buildings as well as the iconic San Francisco Chronicle building and would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses for a total of approximately 1.7 million square feet of development.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Land Inventory

Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:

	June 30, 2015		December 31, 2014
	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Stapleton	$48,273	$43,559	$51,604	$46,583
Commercial outlots	45,645	55,532	45,865	54,072
Total Land Inventory (1)	$93,918	$99,091	$97,469	$100,655

(1)	A full reconciliation of pro-rata consolidation (non-GAAP) to their GAAP equivalents can be found in the Selected Financial Information section of this supplemental package.

Stapleton
Stapleton represents one of the nation's largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of June 30, 2015, we own 223 gross acres, of which 93 acres are saleable. We also have an option to purchase an additional 846 gross acres at Stapleton.
Commercial Outlots
Commercial outlots are primarily undeveloped parcels of land adjacent to our retail assets throughout the United States. These parcels are sold to third party operators that benefit from being in close proximity to the existing retail asset. Typically, these outlots have zoning and entitlements consistent with our retail asset. Also included in commercial outlots is Las Vegas Land, a 13.5 acre parcel of undeveloped land located in downtown Las Vegas, NV adjacent to the City Hall.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)
The following summarizes information related to the Company’s Class A and Class B common stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Class A Common Stock
Closing Price, end of period	$22.10	$25.52	$21.30	$19.56	$19.87
High Closing Price	$25.73	$25.79	$21.67	$21.30	$20.09
Low Closing Price	$22.10	$21.00	$19.20	$19.17	$18.46
Average Closing Price	$23.68	$24.53	$20.79	$19.99	$19.10
Total Volume	102,548,636	69,096,438	70,389,527	47,200,607	40,112,884
Average Volume	1,627,756	1,132,728	1,099,836	737,509	636,712
Common shares outstanding, end of period	231,391,181	193,501,911	179,763,952	179,695,113	179,662,635
Class B Common Stock
Closing Price, end of period	$23.00	$25.50	$21.34	$19.83	$19.89
High Closing Price	$25.71	$25.75	$21.70	$21.30	$20.05
Low Closing Price	$22.50	$21.05	$19.24	$19.13	$18.48
Average Closing Price	$23.87	$24.63	$20.70	$20.03	$19.08
Total Volume	64,791	37,129	59,140	121,763	46,127
Average Volume	1,028	609	924	1,903	732
Common shares outstanding, end of period	18,891,153	18,942,503	19,208,517	19,220,506	19,227,650
Common Equity Market Capitalization	$5,548,241,619	$5,421,202,595	$4,238,881,931	$3,895,979,044	$3,952,334,516
Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants
The Company’s revolving credit facility contains certain restrictive financial covenants. A summary of the key financial covenants as defined in the agreement, all of which the Company is compliant with at June 30, 2015, follows:

	Requirement Per Agreement	As of June 30, 2015		As of March 31, 2015		As of December 31, 2014		As of September 30, 2014
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.45x	1.97	x	1.88	x	1.81	x	1.72	x
Debt Yield Ratio	>9.50%	12.50%		11.88%		12.11%		11.80%
Cash Flow Coverage Ratio	3.00x	8.62	x	7.40	x	6.91	x	6.36	x
Total Development Ratio	<17%	6.39%		6.33%		5.70%		7.18%
Minimum Consolidated Shareholders’ Equity, as defined	$2,925,050	$5,242,324		$4,155,729		$3,848,400		$3,755,092

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of June 30, 2015

	Year Ending December 31, 2015				Year Ending December 31, 2016
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$30,172	$1,629	$31,710	$60,253	$203,036	$46,400	$173,438	$330,074
Weighted average rate	6.08%	8.18%	5.72%	5.84%	7.86%	10.75%	5.72%	6.33%
Variable:
Variable-rate debt	37,841	4,123	9,660	43,378	73,819	—	2,257	76,076
Weighted average rate	3.04%	2.93%	3.65%	3.19%	2.33%	—%	3.39%	2.36%

Tax-Exempt	45,000	—	546	45,546	—	—	—	—
Weighted average rate	2.28%	—%	1.44%	2.27%	—%	—%	—%	—%
Total variable-rate debt	82,841	4,123	10,206	88,924	73,819	—	2,257	76,076
Total Nonrecourse Debt	$113,013	$5,752	$41,916	$149,177	$276,855	$46,400	$175,695	$406,150
Weighted Average Rate	3.55%	4.42%	5.19%	3.98%	6.39%	10.75%	5.69%	5.59%

	Year Ending December 31, 2017				Year Ending December 31, 2018
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$267,196	$10,954	$358,553	$614,795	$208,108	$7,083	$248,988	$450,013
Weighted average rate	5.65%	5.99%	5.73%	5.69%	4.57%	3.81%	4.99%	4.81%
Variable:
Variable-rate debt	981,806	354	62,624	1,044,076	23,712	—	2,502	26,214
Weighted average rate	5.79%	2.73%	1.56%	5.54%	3.20%	—%	3.48%	3.23%

Tax-Exempt	—	—	25,234	25,234	95,798	13,247	53,040	135,591
Weighted average rate	—%	—%	0.97%	0.97%	1.22%	1.98%	2.07%	1.48%
Total variable-rate debt	981,806	354	87,858	1,069,310	119,510	13,247	55,542	161,805
Total Nonrecourse Debt	$1,249,002	$11,308	$446,411	$1,684,105	$327,618	$20,330	$304,530	$611,818
Weighted Average Rate	5.76%	5.88%	4.87%	5.52%	3.49%	2.62%	4.47%	4.01%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of June 30, 2015

	Year Ending December 31, 2019				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$115,147	$3,885	$40,563	$151,825	$1,583,631	$335,574	$962,090	$2,210,147
Weighted average rate	3.96%	4.80%	5.74%	4.42%	5.38%	7.32%	4.38%	4.65%
Variable:
Variable-rate debt	241,068	53,293	106,780	294,555	53,222	—	3,041	56,263
Weighted average rate	2.17%	1.25%	4.14%	3.05%	3.07%	—%	1.16%	2.97%

Tax-Exempt	8,500	—	20,000	28,500	468,284	106,764	66,860	428,380
Weighted average rate	3.05%	—%	0.87%	1.52%	1.12%	1.31%	1.01%	1.05%
Total variable-rate debt	249,568	53,293	126,780	323,055	521,506	106,764	69,901	484,643
Total Nonrecourse Debt	$364,715	$57,178	$167,343	$474,880	$2,105,137	$442,338	$1,031,991	$2,694,790
Weighted Average Rate	2.76%	1.50%	4.14%	3.40%	4.37%	5.87%	4.15%	4.04%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$2,407,290	$405,525	$1,815,342	$3,817,107
Weighted average rate	5.49%	7.60%	4.91%	4.99%
Variable:
Variable-rate debt	1,411,468	57,770	186,864	1,540,562
Weighted average rate	4.77%	1.38%	3.18%	4.70%

Tax-Exempt	617,582	120,011	165,680	663,251
Weighted average rate	1.24%	1.38%	1.33%	1.24%
Total variable-rate debt	2,029,050	177,781	352,544	2,203,813
Total Nonrecourse Debt	$4,436,340	$583,306	$2,167,886	$6,020,920
Weighted Average Rate	4.67%	5.70%	4.49%	4.50%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Total revenues	$134,607	$5,274	$65,556	$194,889	$263,152	$10,036	$131,101	$384,217
Exclude straight-line rent adjustment	(555)	—	—	(555)	(865)	—	—	(865)
Add interest and other income	1,273	4	55	1,324	3,906	10	89	3,985
Equity in earnings (loss) of unconsolidated entities	8,265	—	(8,265)	—	14,992	—	(14,992)	—
Exclude operating expenses of unconsolidated entities	25,182	—	(25,182)	—	51,174	—	(51,174)	—
Exclude write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	14,080	—	(14,080)	—	28,471	—	(28,471)	—
Exclude interest expense of unconsolidated entities	18,084	—	(18,084)	—	36,545	—	(36,545)	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	8	—	(8)	—
Adjusted revenues	200,936	5,278	—	195,658	397,383	10,046	—	387,337
Operating expenses	74,119	2,670	25,182	96,631	147,209	5,239	51,174	193,144
Operating expenses of unconsolidated entities	25,182	—	(25,182)	—	51,174	—	(51,174)	—
Write-offs of abandoned development projects	5,104	—	—	5,104	5,104	—	—	5,104
Write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	285	—	—	285	505	—	—	505
Exclude straight-line rent adjustment	(391)	—	—	(391)	(827)	—	—	(827)
Adjusted operating expenses	104,299	2,670	—	101,629	203,165	5,239	—	197,926
Net operating income	96,637	2,608	—	94,029	194,218	4,807	—	189,411
Interest expense	(29,849)	(1,074)	(18,084)	(46,859)	(60,171)	(2,202)	(36,545)	(94,514)
Interest expense of unconsolidated entities	(18,084)	—	18,084	—	(36,545)	—	36,545	—
Loss on extinguishment of debt	(3,102)	—	—	(3,102)	(3,114)	—	(8)	(3,122)
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	(8)	—	8	—
Amortization of mortgage procurement costs - Real Estate Groups	(1,756)	—	—	(1,756)	(3,720)	—	—	(3,720)
Net gain on change in control of interests	463,643	—	—	463,643	463,643	—	—	463,643
Straight-line rent adjustment	164	—	—	164	38	—	—	38
Noncontrolling interest in FFO	(1,534)	(1,534)	—	—	(2,605)	(2,605)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$506,119	$—	$—	$506,119	$551,736	$—	$—	$551,736
Depreciation and amortization - Real Estate Groups	(46,172)	—	—	(46,172)	(91,856)	—	—	(91,856)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$459,947	$—	$—	$459,947	$459,880	$—	$—	$459,880

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands) (continued)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Residential Group
Total revenues	$80,860	$10,408	$34,637	$105,089	$150,520	$18,776	$71,932	$203,676
Exclude straight-line rent adjustment	(175)	—	—	(175)	(363)	—	—	(363)
Add interest and other income	3,764	92	306	3,978	6,760	95	554	7,219
Equity in earnings (loss) of unconsolidated entities	12,048	99	(11,669)	280	13,758	82	(12,836)	840
Exclude operating expenses of unconsolidated entities	17,821	—	(17,821)	—	38,599	—	(38,599)	—
Exclude write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	10,191	—	(10,191)	—
Exclude gain on disposition of unconsolidated entities	(19,284)	—	19,284	—	(19,284)	—	19,284	—
Exclude depreciation and amortization of unconsolidated entities	7,228	—	(7,228)	—	15,293	—	(15,293)	—
Exclude interest expense of unconsolidated entities	6,935	—	(6,935)	—	14,251	—	(14,251)	—
Exclude loss on extinguishment of debt of unconsolidated entities	383	—	(383)	—	600	—	(600)	—
Adjusted revenues	119,771	10,599	—	109,172	230,325	18,953	—	211,372
Operating expenses	46,163	4,774	17,821	59,210	89,402	7,501	38,599	120,500
Operating expenses of unconsolidated entities	17,821	—	(17,821)	—	38,599	—	(38,599)	—
Write-offs of abandoned development projects	674	—	10,191	10,865	674	—	10,191	10,865
Write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	10,191	—	(10,191)	—
Non-Real Estate depreciation and amortization	171	—	—	171	319	—	—	319
Exclude straight-line rent adjustment	(40)	—	—	(40)	(60)	—	—	(60)
Adjusted operating expenses	74,980	4,774	—	70,206	139,125	7,501	—	131,624
Net operating income	44,791	5,825	—	38,966	91,200	11,452	—	79,748
Interest expense	(2,145)	(878)	(6,935)	(8,202)	(6,610)	(2,398)	(14,251)	(18,463)
Interest expense of unconsolidated entities	(6,935)	—	6,935	—	(14,251)	—	14,251	—
Loss on extinguishment of debt	(88)	—	(383)	(471)	(88)	—	(600)	(688)
Loss on extinguishment of debt of unconsolidated entities	(383)	—	383	—	(600)	—	600	—
Amortization of mortgage procurement costs - Real Estate Groups	(852)	—	—	(852)	(1,687)	—	—	(1,687)
Net gain on change in control of interests	24,041	—	—	24,041	24,041	—	—	24,041
Straight-line rent adjustment	135	—	—	135	303	—	—	303
Noncontrolling interest in FFO	(4,947)	(4,947)	—	—	(9,054)	(9,054)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$53,617	$—	$—	$53,617	$83,254	$—	$—	$83,254
Depreciation and amortization - Real Estate Groups	(25,108)	—	—	(25,108)	(49,108)	—	—	(49,108)
Net gain on disposition of full or partial interests in rental properties	—	—	19,284	19,284	—	—	19,284	19,284
Gain on disposition of unconsolidated entities	19,284	—	(19,284)	—	19,284	—	(19,284)	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$47,793	$—	$—	$47,793	$53,430	$—	$—	$53,430

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands) (continued)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Arena
Total revenues	$27,040	$12,201	$—	$14,839	$55,860	$25,202	$—	$30,658
Exclude straight-line rent adjustment	(8)	—	—	(8)	(19)	—	—	(19)
Add interest and other income	—	—	—	—	—	—	—	—
Equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	27,032	12,201	—	14,831	55,841	25,202	—	30,639
Operating expenses	17,862	7,901	—	9,961	37,820	16,868	—	20,952
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	17	—	—	17	34	—	—	34
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—
Adjusted operating expenses	17,879	7,901	—	9,978	37,854	16,868	—	20,986
Net operating income	9,153	4,300	—	4,853	17,987	8,334	—	9,653
Interest expense	(10,127)	(5,346)	—	(4,781)	(20,235)	(10,650)	—	(9,585)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Straight-line rent adjustment	8	—	—	8	19	—	—	19
Noncontrolling interest in FFO	1,046	1,046	—	—	2,316	2,316	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$80	$—	$—	$80	$87	$—	$—	$87
Depreciation and amortization - Real Estate Groups	(5,062)	—	—	(5,062)	(10,117)	—	—	(10,117)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(4,982)	$—	$—	$(4,982)	$(10,030)	$—	$—	$(10,030)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands) (continued)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Land Group
Total revenues	$17,252	$1,723	$236	$15,765	$27,309	$2,718	$1,552	$26,143
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—
Add interest and other income	4,141	410	2	3,733	8,181	811	3	7,373
Equity in earnings (loss) of unconsolidated entities	(513)	—	513	—	1,165	—	(220)	945
Exclude operating expenses of unconsolidated entities	578	—	(578)	—	1,075	—	(1,075)	—
Exclude write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10	—	(10)	—	20	—	(20)	—
Exclude interest expense of unconsolidated entities	163	—	(163)	—	240	—	(240)	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	21,631	2,133	—	19,498	37,990	3,529	—	34,461
Operating expenses	6,724	653	578	6,649	11,365	1,131	1,075	11,309
Operating expenses of unconsolidated entities	578	—	(578)	—	1,075	—	(1,075)	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	19	—	—	19	68	—	—	68
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—
Adjusted operating expenses	7,321	653	—	6,668	12,508	1,131	—	11,377
Net operating income	14,310	1,480	—	12,830	25,482	2,398	—	23,084
Interest expense	405	35	(163)	207	870	74	(240)	556
Interest expense of unconsolidated entities	(163)	—	163	—	(240)	—	240	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	—
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	(1,515)	(1,515)	—	—	(2,472)	(2,472)	—	—
Income tax benefit (expense) on FFO	—	—	—	—	—	—	—	—
FFO attributable to Forest City Enterprises, Inc.	$13,037	$—	$—	$13,037	$23,640	$—	$—	$23,640
Depreciation and amortization - Real Estate Groups	(372)	—	—	(372)	(413)	—	—	(413)
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$12,665	$—	$—	$12,665	$23,227	$—	$—	$23,227

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands) (continued)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Corporate Group
Total revenues	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—
Add interest and other income	100	—	—	100	135	—	—	135
Equity in earnings (loss) of unconsolidated entities	(791)	—	—	(791)	(1,593)	—	—	(1,593)
Exclude operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—
Exclude loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Adjusted revenues	(691)	—	—	(691)	(1,458)	—	—	(1,458)
Operating expenses	21,972	—	—	21,972	41,687	—	—	41,687
Operating expenses of unconsolidated entities	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—	—
Write-offs of abandoned development projects of unconsolidated entities	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization	738	—	—	738	1,446	—	—	1,446
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—
Adjusted operating expenses	22,710	—	—	22,710	43,133	—	—	43,133
Net operating income	(23,401)	—	—	(23,401)	(44,591)	—	—	(44,591)
Interest expense	(6,036)	—	—	(6,036)	(14,182)	—	—	(14,182)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	(35,142)	—	—	(35,142)
Loss on extinguishment of debt of unconsolidated entities	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—
Net gain on change in control of interests	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—
Noncontrolling interest in FFO	—	—	—	—	—	—	—	—
Income tax benefit (expense) on FFO	(174,769)	—	—	(174,769)	(175,584)	—	—	(175,584)
FFO attributable to Forest City Enterprises, Inc.	$(204,206)	$—	$—	$(204,206)	$(269,499)	$—	$—	$(269,499)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—
Net gain on disposition of full or partial interests in rental properties	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(7,461)	—	—	(7,461)	(7,461)	—	—	(7,461)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(211,667)	$—	$—	$(211,667)	$(276,960)	$—	$—	$(276,960)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of FFO by Segment - Three and Six Months Ended June 30, 2015 (in thousands) (continued)

	Three Months Ended June 30, 2015				Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
Total
Total revenues	$259,759	$29,606	$100,429	$330,582	$496,841	$56,732	$204,585	$644,694
Exclude straight-line rent adjustment	(738)	—	—	(738)	(1,247)	—	—	(1,247)
Add interest and other income	9,278	506	363	9,135	18,982	916	646	18,712
Equity in earnings (loss) of unconsolidated entities	19,009	99	(19,421)	(511)	28,322	82	(28,048)	192
Exclude operating expenses of unconsolidated entities	43,581	—	(43,581)	—	90,848	—	(90,848)	—
Exclude write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	10,191	—	(10,191)	—
Exclude gain on disposition of unconsolidated entities	(19,284)	—	19,284	—	(19,284)	—	19,284	—
Exclude depreciation and amortization of unconsolidated entities	21,318	—	(21,318)	—	43,784	—	(43,784)	—
Exclude interest expense of unconsolidated entities	25,182	—	(25,182)	—	51,036	—	(51,036)	—
Exclude loss on extinguishment of debt of unconsolidated entities	383	—	(383)	—	608	—	(608)	—
Adjusted revenues	368,679	30,211	—	338,468	720,081	57,730	—	662,351
Operating expenses	166,840	15,998	43,581	194,423	327,483	30,739	90,848	387,592
Operating expenses of unconsolidated entities	43,581	—	(43,581)	—	90,848	—	(90,848)	—
Write-offs of abandoned development projects	5,778	—	10,191	15,969	5,778	—	10,191	15,969
Write-offs of abandoned development projects of unconsolidated entities	10,191	—	(10,191)	—	10,191	—	(10,191)	—
Non-Real Estate depreciation and amortization	1,230	—	—	1,230	2,372	—	—	2,372
Exclude straight-line rent adjustment	(431)	—	—	(431)	(887)	—	—	(887)
Adjusted operating expenses	227,189	15,998	—	211,191	435,785	30,739	—	405,046
Net operating income	141,490	14,213	—	127,277	284,296	26,991	—	257,305
Interest expense	(47,752)	(7,263)	(25,182)	(65,671)	(100,328)	(15,176)	(51,036)	(136,188)
Interest expense of unconsolidated entities	(25,182)	—	25,182	—	(51,036)	—	51,036	—
Loss on extinguishment of debt	(3,190)	—	(383)	(3,573)	(38,344)	—	(608)	(38,952)
Loss on extinguishment of debt of unconsolidated entities	(383)	—	383	—	(608)	—	608	—
Amortization of mortgage procurement costs - Real Estate Groups	(2,608)	—	—	(2,608)	(5,407)	—	—	(5,407)
Net gain on change in control of interests	487,684	—	—	487,684	487,684	—	—	487,684
Straight-line rent adjustment	307	—	—	307	360	—	—	360
Noncontrolling interest in FFO	(6,950)	(6,950)	—	—	(11,815)	(11,815)	—	—
Income tax benefit (expense) on FFO	(174,769)	—	—	(174,769)	(175,584)	—	—	(175,584)
FFO attributable to Forest City Enterprises, Inc.	$368,647	$—	$—	$368,647	$389,218	$—	$—	$389,218
Depreciation and amortization - Real Estate Groups	(76,714)	—	—	(76,714)	(151,494)	—	—	(151,494)
Net gain on disposition of full or partial interests in rental properties	—	—	19,284	19,284	—	—	19,284	19,284
Gain on disposition of unconsolidated entities	19,284	—	(19,284)	—	19,284	—	(19,284)	—
Income tax benefit (expense) on non-FFO:
Gain on disposition of rental properties	(7,461)	—	—	(7,461)	(7,461)	—	—	(7,461)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$303,756	$—	$—	$303,756	$249,547	$—	$—	$249,547